EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-98126) pertaining to the 1990 Stock Option Plan for Directors; the 1990 Stock Option Plan for Key Employees; the Chairman's Compensation Program and Employment Agreement; and the President's Compensation Program and Employment Agreement of our report dated November 2, 1998, with respect to the consolidated financial statements of The Barbers, Hairstyling for Men & Women, Inc. included in the Annual Report (Form 10-KSB) for the year ended September 24, 1998.

                                            /s/ Ernst & Young LLP

Minneapolis,  Minnesota
December 21, 1998